UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Becton, Dickinson and Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF BECTON, DICKINSON AND COMPANY TO BE HELD ON TUESDAY, JANUARY 25, 2022 – CHANGE TO VIRTUAL MEETING

This additional information relates to the 2022 Notice of Annual Meeting and Proxy Statement (the "BD 2022 Proxy Statement") filed by Becton, Dickinson and Company (“BD”) with the Securities and Exchange Commission on December 16, 2021 and made available to shareholders of record at the close of business on December 6, 2021 in connection with the solicitation of proxies for BD’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). This supplement is being filed with the Securities and Exchange Commission as definitive additional material and is being made available to BD’s shareholders on or about January 6, 2022. BD’s 2022 Proxy Statement and 2021 Annual Report of Shareholders are available on BD’s website at investors.bd.com/annual-meeting-proxy-materials or at www.edocumentview.com/BDX.
On January 6, 2022, BD issued the following press release announcing a change of the format of its 2022 Annual Meeting in light of the current and ongoing COVID-19 pandemic. As previously announced, the 2022 Annual Meeting will be held on Tuesday, January 25, 2022 at 1:00 p.m. EST. However, the format of the meeting has been changed to a virtual-only meeting. Shareholders will not be able to attend BD’s 2022 Annual Meeting in person. Shareholders will instead be able to attend and participate in the meeting virtually, vote their shares and ask questions as described in the instructions set forth in the press release below. In advance of the meeting, shareholders may continue to vote their shares by submitting a proxy using one of the methods described in BD’s 2022 Proxy Statement. Guests may also access the virtual 2022 Annual Meeting but in listen-only mode. No control number is required for guests.
The notice of meeting, proxy card and voting instruction form included with the proxy materials previously distributed to shareholders of record as of December 6, 2021 in connection with BD’s 2022 Annual Meeting will not be updated to reflect the change from an in-person meeting at a physical location to a meeting held solely by remote communication and may continue to be used for voting purposes at BD’s 2022 Annual Meeting.
Except as specifically amended or supplemented by this additional information, the following press release does not revise or update any of the other information set forth in BD’s 2022 Proxy Statement, which continues to apply and should be considered in voting your shares.
PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE BD 2022 PROXY STATEMENT AND OTHER PROXY MATERIALS

NEWS RELEASE

BD Announces Change to Virtual 2022 Annual Meeting of Shareholders
FRANKLIN LAKES, N.J., Jan. 6, 2022 – BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, announced today that in the interest of the health and safety of its shareholders, directors, officers, employees and meeting attendees in light of the current and ongoing COVID-19 pandemic, the format of its 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) has been changed to a virtual-only meeting. BD’s 2022 Annual Meeting will be held on Tuesday, January 25, 2022 at 1:00 p.m. EST, as previously announced.
Shareholders will not be able to attend the 2022 Annual Meeting in person; however, shareholders of record at the close of business on December 6, 2021 will be able to attend and participate in the virtual 2022 Annual Meeting, vote their shares and ask questions by visiting meetnow.global/MYVD4MU as described below. Guests may also access the virtual 2022 Annual Meeting but in listen-only mode. No control number is required for guests.
Registered Holders: If you are a registered shareholder (i.e., you hold your shares through BD’s transfer agent, Computershare), you will be able to attend and participate in the virtual 2022 Annual Meeting, vote your shares and ask questions by visiting meetnow.global/MYVD4MU and entering the 15-digit control number found on your proxy card or notice that accompanied your proxy materials.
Street Holders: If your shares are held in “street name” (i.e., you hold your shares through an intermediary, such as a bank or broker), you must register via either of the following two options:
Registration in Advance of the Virtual 2022 Annual Meeting: To register in advance, you must submit proof of your proxy power (“Legal Proxy”) from your bank or broker reflecting your ownership of Becton, Dickinson and Company common stock. Please forward a copy of the Legal Proxy along with your name and email address to Computershare. Requests for registration should be directed to Computershare either by email to legalproxy@computershare.com (forwarding the email from your broker, or attach an image of your legal proxy) or by mail to Computershare, Becton, Dickinson and Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., EST, on January 20, 2022. You will receive a confirmation of your registration by email (or by mail, if no email address is provided) after Computershare receives your registration materials.

If you have already voted your shares and then request a Legal Proxy, your original vote will be invalidated and you will be required to vote your shares again for your vote to be counted.
Registration at the Virtual 2022 Annual Meeting: Street holders may register online at the virtual 2022 Annual Meeting by using the control number found on their voting instruction form. We expect the vast majority of street holders to be able to fully participate using the control number received from their broker or nominee with their voting instruction form. To confirm whether the control number you received from your broker or nominee will allow access to the Virtual 2022 Annual Meeting, please contact them. If it will not, you will need to follow the more detailed registration process described above under “Registration in Advance of the Virtual 2022 Annual Meeting.” The inability to provide this option to any or all street holders shall in no way impact the validity of the 2022 Annual Meeting.
The virtual 2022 Annual meeting will begin promptly at 1:00 p.m. EST. We encourage you to access the meeting at least 15 minutes prior to the start time to provide ample time for logging in. Rules of conduct for the virtual 2022 Annual Meeting will be posted on the 2022 Annual Meeting website at meetnow.global/MYVD4MU.
Whether or not you plan to virtually attend BD’s 2022 Annual Meeting, BD urges shareholders to vote and submit their proxy in advance by one of the methods described in the proxy materials for the 2022 Annual Meeting. The notice of meeting, proxy card and voting instruction form included with the previously distributed 2022 Annual Meeting proxy materials will not be updated and may continue to be used for voting purposes at BD’s 2022 Annual Meeting.
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About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

Contacts:
Troy Kirkpatrick                            Francesca DeMartino
VP, Public Relations                        SVP, Investor Relations
858.617.2361                            201.847.5743
troy.kirkpatrick@bd.com                     francesca.demartino@bd.com